UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)

                                November 15, 2005

                              --------------------

                          COLLEGE OAK INVESTMENTS, INC.
             (Exact name of registrant as specified in its charter)

            NEVADA                      333-116890               30-0226902
            ------                      ----------               ----------
(State or Other Jurisdiction of  (Commission File Number)       (IRS Employer
        Incorporation)                                       Identification No.)

                                20022 Creek Farm
                            San Antonio, Texas 78259
          (Address of Principal Executive Offices, including Zip Code)

                                 (210) 418-5177
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02. Unregistered Sales of Equity Securities.

      On November 15, 2005, College Oak Investments, Inc. ("we" or the "Company") sold in a private placement to accredited investors (the "Offering"), $2,000,000 of its units (the "Units"). Each Unit consists of (i) a $50,000 principal amount 10% convertible promissory note (the "Note"), and (ii) such number of shares (the "Shares") of the Company's common stock (the "Common Stock"), equal to the product of (i)(1) the aggregate principal amount of each Note purchased, multiplied by (2) twenty (20%), and (ii) two (2). Each Note matures on the date eighteen (18) months from the date of issuance and bears interest at the rate of 10% per annum. The holder of a Note may elect to receive interest on its Note in cash or in shares of Common Stock valued at $0.50 per share. At any time prior to maturity, the holder may convert the principal and accrued but unpaid interest on its Note into such number of shares of Common Stock (the "Conversion Shares") equal to the outstanding principal amount plus accrued but unpaid interest on the Note divided by $0.50. Purchasers of the Units in the $2,000,000 closing received in the aggregate 800,000 Shares and, upon conversion of the Notes, will receive up to an additional 4,600,000 Conversion Shares (assuming that the holders elect to receive shares of Common Stock in lieu of cash interest through maturity). A form of the Note is attached as Exhibit 99.1 hereto.

      In connection with the Offering, the Company paid a placement agent (the "Agent") (i) a $200,000 commission (ten percent (10%) of the Offering gross proceeds), (ii) a $20,000 non-accountable expense allowance (one percent (1%) of the Offering gross proceeds) and (iii) a five year warrant (the "Agent Warrant") to purchase 400,000 shares of Common Stock (the "Warrant Shares"), at an exercise price of $0.50 per share. The form of Agent Warrant is attached as
Exhibit 99.2 hereto.

      With respect to (i) the Shares, (ii) the Conversion Shares (including those which may be issued as interest payments) and (iii) the Warrant Shares (collectively, the "Registrable Securities"), we have granted the holders thereof, "piggy-back" registration rights on our next registration statement (other than on Form S-4 or S-8) filed with Securities Exchange Commission. If no such filing is made, then at any time after November 15, 2006, the holders of Registrable Securities shall have the right to demand that we file no later than forty-five (45) days following such demand, a registration statement on Form S-3 covering the resale of their Registrable Securities.

      All Offering securities were issued pursuant to Regulation D and Rule 4(2) of the Securities Act of 1933, as amended.

      We intend to utilize the net proceeds from the Offering for general corporate and working capital purposes and for use in connection with potential acquisitions and/or strategic joint ventures. One such opportunity has been identified by the Company and, subject to the signing of definitive documents, the Company anticipates making a $1.5 million deposit as an advance towards acquiring a working interest in certain leasehold interests in the New Albany Shale in the Illinois Basin. There can be no assurances that such definitive agreements will be signed or that such acquisition will be consummated.

Item 9.01 Exhibits.

      Exhibit No.       Description
      -----------       -----------

         99.1           Form of Note
         99.2           Form of Warrant

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                              COLLEGE OAK INVESTMENTS, INC.


DATE: November 16, 2005                       By: /s/ Carey G. Birmingham
                                                  ------------------------------
                                              Name:  Carey G. Birmingham
                                              Title: President

                                  Exhibit Index

      Exhibit No.       Description
      -----------       -----------

         99.1           Form of Note
         99.2           Form of Warrant